GODFREY & KAHN, S.C.


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                                ATTORNEYS AT LAW
                             780 NORTH WATER STREET
                           MILWAUKEE, WISCONSIN 53202
                   PHONE: (414) 273-3500 FAX: (414) 273-5198


     February 24, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:     STRONG ASIA PACIFIC FUND, INC.

Gentlemen:

          We represent Strong Asia Pacific Fund, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 6 (the
"Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-70762; 811-8098) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

          We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                              Very truly yours,

                              GODFREY & KAHN, S.C

                              /s/ Pamela M. Krill

                                                  Pamela M. Krill

MW1-111252-1